1


     As filed with the Securities and Exchange Commission on October 5, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               AMENDMENT NO. 2 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                        American Church Mortgage Company
        (Exact Name of Registrant as Specified in Governing Instruments)

                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                           Philip J. Myers, President
                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)

                                   copies to:

                             Philip T. Colton, Esq.
                           Winthrop & Weinstine, P.A.
                       225 South Sixth Street, Suite 3500
                              Minneapolis, MN 55402
                                 (612) 604-6400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Amendment No. 2 to the Registration Statement on Form S-11, filed by the Registrant on June 28, 2004, is being filed solely to include the Interest Rate Sheet.

                               INTEREST RATE SHEET

          This is a Supplement to the Prospectus dated October __, 2004

                           Current Interest Rates for

                     Series A Secured Investor Certificates

                                   Offered by

                        American Church Mortgage Company

                           Effective October __, 2004


        ------------------------------------------------------------
                        Certificate Term Interest Rate %
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  8 Year 5.50%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  9 Year 5.75%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  10 Year 6.00%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  11 Year 6.25%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  12 Year 6.50%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  13 Year 6.75%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  14 Year 7.00%
        ------------------------------------------------------------
        ------------------------------------------------------------
                                  15 Year 7.00%
        ------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 36.  Financial Statements and Exhibits.

         (b)  Exhibits:

                  See attached exhibit index.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, state of Minnesota, on October 5, 2004.

                                            AMERICAN CHURCH MORTGAGE COMPANY


                                            By      /s/ Philip J. Myers
                                                    ----------------------------
                                                    Philip J. Myers, President

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Philip J. Myers and Scott J. Marquis, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-11 of American Church Mortgage Company and any and all amendments (including post-effective amendments) to the Registration Statement, and to file same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



     /s/ Kirbyjon H. Caldwell                                      Director                      October 5, 2004
---------------------------------------------------
Kirbyjon H. Caldwell


     /s/ Dennis J. Doyle                                           Director                      October 5, 2004
---------------------------------------------------
Dennis J. Doyle


     /s/ Michael G. Holmquist                                      Director                      October 5, 2004
---------------------------------------------------
Michael G. Holmquist

                                                             Director, President,
     /s/ Philip J. Myers                                    Secretary and Treasurer              October 5, 2004
---------------------------------------------------
Philip J. Myers


     /s/ Robert O. Naegele, Jr.                                    Director                      October 5, 2004
---------------------------------------------------
Robert O. Naegele, Jr.


                                INDEX TO EXHIBITS
Exhibit No.     Title
1               Distribution Agreement                                                                              1
3.1             Amended and Restated Articles of Incorporation                                                      4
3.2             Third Amended and Restated Bylaws                                                                   1
4.1             Specimen Common Stock Certificate                                                                   4
4.2             Trust Indenture                                                                                     1
5               Opinion Letter of Winthrop & Weinstine, P.A. as to the legality of the securities                   1
8               Opinion Letter of Winthrop & Weinstine, P.A. as to certain tax matters relating to the              1
                securities
10.1            Amended and Restated REIT Advisory Agreement Between the Company and Church Loan Advisory,  Inc.    5
                dated May 19, 1995
10.2            Amendment No. 1 to Advisory  Agreement Between the Company and Church Loan Advisors,  Inc. dated    2
                January 1, 1999
10.3            Line of Credit Agreement with Beacon Bank dated March 18, 2002                                      6
10.4            $2,000,000  Promissory Note and Combined Security  Agreement between the Company and Beacon Bank    6
                dated March 18, 2002
10.5            Security Agreement between the Company and The Herring National Bank, as Trustee                    1
12              Statements Regarding Computation of Ratios                                                          1
21              Subsidiaries of the Registrant                                                                      3
23.1            Consent of Counsel (included in Exhibit 5 and 8)                                                    1
23.2            Consent of Auditor                                                                                  1
24              Power of Attorney (included on signature page)                                                      7
25              Statement of Eligibility of Trustee                                                                 1

-----------------

(1) Incorporated herein by reference to the Company's Registration Statement on Form S-11/A filed September 29, 2004.
(2) Incorporated herein by reference to the Company's Registration Statement on Form S-11 filed June 29, 1999 (Commission File No. 333-81819).
(3)  None.
(4) Incorporated herein by reference to the Company's Registration Statement on Form 8-A filed April 30, 1999.
(5) Incorporated herein by reference to the Company's Registration Statement on Form S-11 filed December 21, 2001
(6) Incorporated herein by reference to the Company's Registration Statement on Form S-11/A filed April 26, 2002.
(7)  Filed herewith.